UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2018

ADVANCED CREDIT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-170132 (Commission File Number)	26-2118480 (IRS Employer Identification No.)
871 Venetia Bay Blvd, #202, Venice, FL (Address of principal executive offices)	34285 (Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On July 28, 2017, Advanced Credit Technologies, Inc. (the “Company”) entered into an asset purchase agreement with CartenTech LLC to acquire the CyberloQ™ banking fraud prevention technology including the source code and all related intellectual property rights. (the “Asset Purchase Agreement”) As part of the consideration under the Asset Purchase Agreement, the Company was to pay CartenTech $150,000, and such payment was secured by a promissory note from the Company. In addition, the Asset Purchase Agreement provided that CartenTech LLC had the option to repurchase CyberloQ™ if the Company failed to pay the $150,000 in full.

On July 11, 2018, the Company made the final payment under the Asset Purchase Agreement and the $150,000 promissory note was released by CartenTech LLC, completing its obligations under the Asset Purchase Agreement whereby the Company acquired the CyberloQ™ banking fraud prevention technology including the source code and all related intellectual property rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2018	ADVANCED CREDIT TECHNOLOGIES, INC. (Registrant) By: /s/ Christopher Jackson Christopher Jackson, President